FOR IMMEDIATE RELEASE                                 FOR MORE INFORMATION:
JANUARY 19, 2006                                      STEVE MARCUM
                                                      Chief Financial Officer
                                                      (270) 393-0700


        CITIZENS FIRST CORPORATION ANNOUNCES FOURTH QUARTER 2005 RESULTS


BOWLING GREEN, KY - Citizens First Corporation (OTC Bulletin Board: CZFC) today reported its results of operations for the quarter and twelve months ended December 31, 2005. Mary D. Cohron, President and CEO, reported that the Company's net income on a consolidated basis for the fourth quarter of 2005 was $749,632, or $0.69 and $0.52 per basic and diluted common share, respectively, compared to net income of $408,944 or $0.33 and $0.30 per basic and diluted common share, respectively, for the fourth quarter of 2004. The company recorded a negative provision for loan losses of ($415,000) for the fourth quarter of 2005, compared to a provision of $5,000 for the fourth quarter of 2004. "Citizens First's fourth quarter net income of $749,632 is a record for the Company," said Cohron. "The recovery of a previously charged-off loan is reflected in this quarter's results, but our continued improvement in net interest income is a key component of our performance this quarter."

For the twelve months ended December 31, 2005, the Company reported net income of $2,236,804, or $1.92 and $1.55 per basic and diluted common share, respectively, compared to a net income of $1,037,889, or $0.95 per basic and diluted common share for the same period in 2004. For the twelve months of 2005, the company recorded a negative provision for loan losses of ($200,000), compared to a provision of $165,000 for the same period of 2004. "Our net income for 2005 is an increase of 115% over the previous year," said Cohron. "The focused efforts of our board, management and employees working together to improve profitability has been successful this year."

Net interest income for the quarter ended December 31, 2005 was $2,076,820, versus $1,694,943 for the same quarter of 2004, an increase of $381,877 or 22.5%. Non-interest income was $374,149 during the fourth quarter of 2005, compared to $378,324 in the same quarter of 2004, a decrease of $4,175. Non-interest expense was $1,726,444 for the fourth quarter of 2005, versus $1,457,523 for the same period of 2004, an increase of $268,921 or 18.5%. In discussing the increase in non-interest expense, Chief Financial Officer Steve Marcum stated, "Our efforts to successfully recover the previously charged-off loan involved some significant costs for professional services, primarily legal fees. The cost of pursuing this claim in the court system was well justified."

For the twelve months ended December 31, 2005, net interest income was $7,720,922, compared to $6,079,132 for the same period in 2004, an increase of $1,641,790 or 27%. Non-interest income for the twelve months of the year totaled $1,475,946 in 2005, compared to $1,429,804 for the same period of 2004, an increase of $46,142 or 3.2%. Non-interest expense during the twelve months of 2005 was $6,003,171, an increase of $197,274 or 3.4% over the total of $5,805,897 from the same period of 2004. "For a growing company like ours to control its growth in non- interest expense to this level is challenging, and we are extremely proud of our efforts in this area," said Marcum.

Non-performing loans totaled $256,993 at December 31, 2005, compared to $720,041 at December 31, 2004, an improvement of $463,048. Non-performing loans to total loans ratio was 0.16% and 0.49% at December 31, 2005 and December 31, 2004, respectively. The primary reduction in the non-performing loans was related to a favorable judgment on a problem loan. Upon receipt of the judgment award of $1,099,150 in November 2005 from the Texas court system, $518,052 was applied to the non-accrual loan, $60,000 was reserved for collection expense related to the recovery and the remainder was applied as a partial recovery of the previously charged-off loan.


Total assets at December 31, 2005 were $195,210,758, up 15.2% from $169,512,086 at December 31, 2004. Loans increased $10,618,569, or 7.2%, from $146,950,427 at
December 31, 2004 to $157,568,996 at December 31, 2005. Deposits at December 31, 2005 were $156,377,187, an increase of $25,848,450 or 19.8% over 2004's level of
$130,528,737. "We are so pleased with our increase in deposits and the new customer relationships we have created this year," Cohron said. "We continue to look for opportunities to improve customer convenience by enhancing our products and services."


Stockholders' equity increased 9.8% from $18,176,640 as of December 31, 2004 to $19,958,363 at December 31, 2005. Stockholder's equity stands at 10.22% of assets as of December 31, 2005. "We are committed to maintain a strong capital ratio as the Company continues to grow," Cohron added.


This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon the Company's current expectations, but are subject to certain risks and uncertainties that may cause actual results to differ materially. Among the risks and uncertainties that could cause actual results to differ materially are economic conditions generally and in the market areas of the Company, overall loan demand, increased competition in the financial services industry which could negatively impact the Company's ability to increase total earning assets, and retention of key personnel. Actions by the Federal Reserve Board and changes in interest rates, loan prepayments by, and the financial health of, the Company's borrowers, and other factors described in the reports filed by the Company with the Securities and Exchange Commission could also impact current expectations.

CITIZENS FIRST CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

                                                  Quarter        Quarter
                                                   Ended          Ended
                                                12/31/2005     12/31/2004

Interest Income ............................   $ 3,108,370    $ 2,301,589
Interest Expense                                 1,031,550        606,646
                                               -----------    -----------
Net Interest Income ........................     2,076,820      1,694,943
Provision for Loan Losses                         (415,000)         5,000
                                               -----------    -----------
Net Interest Income after Provision ........     2,491,820      1,689,943
Non-Interest Income ........................       374,149        378,324
Non-Interest Expenses ......................     1,726,444      1,457,523
                                               -----------    -----------
Income before Taxes ........................     1,139,525        610,744
Income Tax Provision .......................       389,893        201,800
                                               -----------    -----------
Net Income .................................   $   749,632    $   408,944
Preferred Dividends ........................      (131,036)      (131,036)
                                               -----------    -----------
Net Income Available for Common Shareholders   $   618,596    $   277,908
Basic Net Income Per Common Share ..........   $      0.69    $      0.33
Diluted  Net Income Per Common Share .......   $      0.52    $      0.30



                                               Twelve Months   Twelve Months
                                                   Ended           Ended
                                                12/31/2005       12/31/2004

Interest Income ............................   $ 11,073,857    $  8,620,760
Interest Expense                                  3,352,935       2,541,628
                                               ------------    ------------
Net Interest Income ........................      7,720,922       6,079,132
Provision for Loan Losses                          (200,000)        165,000
                                               ------------    ------------
Net Interest Income after Provision ........      7,920,922       5,914,132
Non-Interest Income ........................      1,475,946       1,429,804
Non-Interest Expenses ......................      6,003,171       5,805,897
                                               ------------    ------------
Income before Taxes ........................      3,393,697       1,538,039
Income Tax Provision .......................      1,156,893         500,150
                                               ------------    ------------
Net Income .................................   $  2,236,804    $  1,037,889
Preferred Dividends ........................       (519,870)       (240,707)
                                               ------------    ------------
Net Income Available for Common Shareholders   $  1,716,934    $    797,182
Basic Net Income Per Common Share ..........   $       1.92    $       0.95
Diluted  Net Income Per Common Share .......   $       1.55    $       0.95

CITIZENS FIRST CORPORATION
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)


                                          As of        As of
                                       12/31/2005    12/31/2004
                                        (in 000's)   (in 000's)
ASSETS
Cash and cash equivalents ..........   $   4,063    $   3,911
Federal funds sold .................      11,681          169
Investment securities ..............      12,058       12,889
Loans held for sale ................         621          650
Loans ..............................     157,569      146,950
Allowance for loan losses ..........      (1,957)      (1,721)
Other assets .......................      11,176        6,664
                                       ---------    ---------
     TOTAL ASSETS ..................   $ 195,211    $ 169,512
                                       =========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
  Non interest bearing .............   $  15,061    $  15,015
   Interest bearing ................     141,316      115,514
                                       ---------    ---------
    TOTAL DEPOSITS .................     156,377      130,529
FHLB and other borrowings ..........      17,420       19,373
Other Liabilities ..................       1,456        1,433
                                       ---------    ---------
    TOTAL LIABILITIES ..............     175,253      151,335

STOCKHOLDERS' EQUITY ...............      19,958       18,177
                                       ---------    ---------
    TOTAL LIABILITIES AND
       STOCKHOLDERS' EQUITY ........   $ 195,211    $ 169,512
                                       =========    =========